Exhibit 10(d)

DIREXION FUNDS

Schedule A

to the

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

Investor Class

The Investor Class shares of these Funds may be subject to a Rule 12b-1 fee of up to 0.25% and a non-Rule 12b-1 shareholder services fee of up to 0.25%:

Direxion Hilton Yield Plus Fund

Service Class

The Service Class shares of these Funds may be subject to a Rule 12b-1 fee of up to 1.00%:

None

Institutional Class

The Institutional Class shares of these Funds are not subject to a Rule 12b-1 fee:

Direxion/Wilshire Dynamic Fund

Direxion Indexed Commodity Strategy Fund

Direxion Indexed Managed Futures Strategy Fund

Direxion Long/Short Global Currency Fund

Direxion Hilton Yield Plus Fund

Class A

The Class A shares of these funds may be subject to a Rule 12b-1 fee of up to 0.25%:

Direxion Indexed Commodity Strategy Fund

Direxion/Wilshire Dynamic Fund

Direxion Indexed Managed Futures Strategy Fund

Direxion Long/Short Global Currency Fund

Class C

The Class C shares of these Funds may be subject to a Rule 12b-1 fee of 1.00%:

Direxion Indexed Commodity Strategy Fund

Direxion/Wilshire Dynamic Fund

Direxion Indexed Managed Futures Strategy Fund

Direxion Long/Short Global Currency Fund

July 8, 2014